Exhibit 10.22

AGREEMENT OF LEASE

OLYMPIC BLOCK BUILDING

Between

FIRST & YESLER, L.L.C., Landlord

and

OncoGenex, Inc.

September 15, 2005

EXHIBIT A	Floor Plans
EXHIBIT B	Description of Property
EXHIBIT C	Rules and Regulations
EXHIBIT D	Tenant Improvements
EXHIBIT E	Tenant Estoppel Certificate

AGREEMENT OF LEASE

OFFICE LEASE

THIS AGREEMENT OF LEASE, made as of the15th day of September, 2005, by and between FIRST & YESLER, L.L.C. (“Landlord”), and OncoGenex , Inc..(“Tenant”).

WITNESSETH:

1.                                      Basic Terms.

(a)                                  Address of Landlord:                                                                                                                              FIRST & YESLER, L.L.C.

1100 Olive Way, Suite 340

Seattle, WA 98101

(b)                                 Address of Tenant:                                                                                                                                        101 Yesler Way

Seattle, WA 98104

(c)                                  Premises:                                              Suite 400 consisting of approximately 3,687 rentable square feet, as shown on Exhibit “A” attached hereto, which premises are located in the Building.

(d)                                 Building:                                                The Building located at 101 Yesler Way, Seattle, Washington, 98104. The legal description of the parcel of land on which the Building is situated is attached hereto as Exhibit “B”.

(e)                                  Property:                                               The Building, the parcel of land upon which the Building is situated and any other improvements thereon.

(f)                                    Lease Term:                                Subject to adjustment as provided in Paragraph 5 hereof, the term of this Lease shall be for a period of (3) years, with one(1) three (3) year option to renew at the then fair market value, commencing on the Commencement Date as defined in Paragraph 5 hereof, and ending three (3) years following the Commencement Date (the “Expiration Date”), unless this Lease shall be sooner terminated as otherwise provided in this Lease.

(g)                                 Rent:                    All sums, moneys, payments, costs and expenses required to be paid by Tenant to Landlord pursuant to this Lease.

(h)                                 Annual Base Rent:                                                                                                                                            Year 1:                                                            $21.00/rsf

Year 2:                                                            $22.00/rsf

Year 3:                                                            $23.00/rsf

(i)                                     Monthly Base Rent Installment:                                                                       Months 1-3:                                                                               $0

Months 4-12:                                                                         $6,452.25

Months 13-24:                                                                   $6,759.50

Months 25-36:                                                                   $7,066.75

(j)                                     Base Year:   2006

(k)                                  Tenant’s Share of Annual Operating Costs:         5.22%, which represents the proportion of the rentable square footage of the Premises to the total rentable square footage of the Building.

(l)                                     Security Deposit:    $50,000.00

(m)                               Permitted Uses:             Tenant shall use and occupy the Premises for general office use.

(n)                                 Lease Year:                                   Each consecutive period of twelve (12) months with the first Lease Year commencing on the Commencement Date.

(o)                                 Parking:     Up to two stalls in the Building parking garage at a rate of $225/stall. Landlord guarantees that one parking stall shall be available to Tenant during the Lease Term. The second parking stall shall be available to Tenant on a month to month basis.

2.                                      Effect of Reference to Basic Terms.

Each reference in this Lease to any of Basic Terms contained in Paragraph 1 shall be construed to incorporate into such reference all of the definitions set forth in Paragraph 1.

3.                                      Lease of Premises.

Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the Premises, constructed in accordance with the lease plans and specifications (the “Tenant Improvement Plans”) showing interior improvements to be constructed by Landlord, which Tenant Improvement Plans are attached as Schedule 1 to the Tenant Improvement Work Agreement attached hereto as “Exhibit D” (the “Tenant Improvement Work Agreement”), together with the non-exclusive right and easement to use the unreserved parking areas and other common facilities in or on the Building and the Property (including, without limitation, the driveways, sidewalks, loading and unreserved parking areas, lobbies, and hallways) which may from time to time be furnished by Landlord, in common with Landlord and the tenants and occupants of the Building, and their respective agents, employees, customers and invitees. Tenant agrees that Tenant’s consent shall not be required for any additions, reductions or modifications of such common facilities including the construction of free-standing buildings on any portions of the Property. Tenant acknowledges and agrees that Landlord shall have the right to make reasonable rules and regulations governing the location and use of all parking areas and common facilities, and Tenant shall be governed thereby.

4.                                      Completion by Landlord.

Prior to Tenants occupancy, Landlord shall clean throughout the Premises, repair any damaged areas, if any exist, and test all mechanical and electrical systems so that they are in good working order. All necessary construction shall be commenced promptly and shall, subject to Paragraph 5 hereof, be substantially completed and ready for use and occupancy by Tenant on the Commencement Date; provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord’s contractors, subcontractors or suppliers due to strikes or other labor troubles not caused by the Landlord, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, weather conditions, holdovers by any previous occupant of the Premises, or any cause similar or dissimilar to the foregoing that is beyond the reasonable control of Landlord. All construction shall be done in a good and workmanlike manner by Landlord or Landlord’s contractors and shall comply at the time of completion with all applicable laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof. Tenant shall not interfere with or delay the work to be performed hereunder by Landlord, or the contractors and workmen engaged in the work to be performed hereunder by Landlord, and Tenant shall obtain Landlord’s written consent prior to installing any of its furnishings or equipment. Tenant will be responsible for all costs resulting from any additional work not provided for in the Tenant Improvement Work Agreement, including but not limited to architectural and engineering charges, which costs shall be paid by Tenant on or before occupancy of the Premises, or as otherwise provided in the Tenant Improvement Work Agreement. Tenant’s occupancy of the Premises shall constitute acceptance of the work performed by Landlord pursuant to this Paragraph 4.

5.                                      Term.

The Lease Term, as designated in Item (f) of Basic Terms, shall commence five (5) days following delivery of written notice to Tenant that the Premises and the improvements required to be constructed by Landlord under Paragraph 4 hereof shall have been substantially completed (meaning such state of completion as will allow Tenant to utilize the Premises for their intended purpose, without material interference by reason of final completion) (the “Commencement Date”); provided, however, that if there is work left to be done on the scheduled completion date as a result of changes or delays caused by Tenant, the Lease Term shall commence without regard to the work that is incomplete. The Commencement Date shall not be extended as a result of any work that Tenant is responsible for completing in order to utilize the Premises for its intended purpose (ie: obtaining telephone and or computer service) regardless of any lack of fault on the part of Tenant in coordinating such work. Unless sooner terminated in accordance with the terms hereof, the Lease Term shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the Expiration Date. If permission is given to Tenant to enter into possession of the Premises, or to occupy premises other than the Premises prior to the Commencement Date, Tenant agrees that such pre-Lease Term occupancy shall be deemed to be under all the terms, conditions and provisions of this Lease, including payment of Rent and no rental abatement otherwise in effect under this Lease shall apply to such pre-Lease Term occupancy.

6.                                      Use of Premises.

(a)                                  Use.                        Tenant shall use and occupy the Premises only for the use set forth in Item (m) of Basic Terms and for no other use or purpose. Tenant shall not use or permit the Premises to be used for any residential, retail or wholesale use, or as a medical or dental office or clinic, or as a vocational or educational school, or as a governmental or quasi-governmental office, or for off-track betting or other gambling use.

(b)                                 Environmental Protection.      Tenant shall not cause or permit to occur:

(i)                                     any violation of any present or future federal, state or local law, ordinance or regulation related to environmental conditions in or about the Premises, including, but not limited to, improvements or alterations made to the Premises at any time by Tenant, its agents or contractors, or

(ii)                                  the use, generation, release, manufacture, refining, production, processing, storage or disposal of any “Hazardous Substances” (as hereinafter defined) in or about the Premises, or the transportation to or from the Premises of any Hazardous Substances.

Tenant, at its expense, shall comply with each present and future federal, state and local law, ordinance and regulation related to environmental conditions in or about the Premises or Tenant’s use of the Premises, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities. Tenant shall indemnify, defend and hold harmless Landlord and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorney’s and consultant’s fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with Tenant’s failure to comply with its obligations under this Paragraph 6(b), which obligations shall survive the expiration termination of this Lease.

(c)                                  Hazardous Substances. As used in this Paragraph 6, “Hazardous Substances” shall include, without limitation, flammables, explosives, radioactive materials, asbestos containing materials (ACMs), polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, petroleum and petroleum products, chlorofluorocarbons (CFCs) and substances declared to be hazardous or toxic under any present or future federal, state or local law, ordinance or regulation.

(d)                                 Recycling. Tenant, at its expense, agrees to comply with each present and future federal, state and local law, ordinance and regulation regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash ( the “Wastes” collectively) in or about the Premises. Tenant shall sort and separate the Wastes into such categories as required by law. Each separately sorted category of the Wastes shall be placed in separate receptacles designated and approved by Landlord. Such separate receptacles shall be removed from the Premises in accordance with a collection schedule prescribed by law or as otherwise prescribed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any Wastes that are not separate and sorted as required by law, and to require Tenant to arrange for such collection at Tenant’s expense, utilizing a contractor satisfactory to Landlord.

7.                                      Rent.

(a)                                  Annual Base Rent. Tenant shall pay the Annual Base Rent designated in Item (h) of Basic Terms in equal monthly installments, as designated in Item (i) of Basic Terms, in advance, on the first day of each calendar month during the Lease Term; provided, however, that the Base Rent for the first full month of the Lease Term for which Base Rent is payable shall be paid upon the signing of this Lease.

(b)                                 Additional Rent.

(i)                                     Annual Operating Costs. As used herein, the term “Annual Operating Costs” shall mean the costs to Landlord of operating, maintaining, repairing and replacing the Property during each calendar year of the Lease Term. Such costs shall include by way of example rather than limitation: All real estate taxes and assessments, general or special, ordinary or extraordinary, imposed upon the Property (including all improvements thereto), reasonable costs incurred in protesting real estate taxes or assessments, reasonable legal fees, salaries, wages, fringe benefits and union dues of workers and other on-site employees of Landlord, all insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity and other utility services, janitorial service, trash removal, and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that Annual Operating Costs shall also include the annual amortization (over the anticipated useful life) of the cost of a capital improvement, plus any interest or financing charges thereon, falling within any of the following categories: (i) a labor-saving or energy-saving device or improvement which eliminates any component of Annual Operating Costs (or which reduces the amount or rate of increase of any component of Annual Operating Costs) from the costs that would have been incurred had such device or improvement not been installed; (ii) an installation or improvement required by reason of any law, ordinance or regulation (including environmental laws), which requirement did not exist on the date of this Lease and is generally applicable to similar office buildings; or (iii) an installation or improvement which directly enhances safety of tenants in the Building generally. If Landlord shall receive an abatement of any real estate taxes or assessments imposed upon the Property relating to any period for which Tenant is obligated to pay Tenant’s Share of Annual Operating Costs under this Paragraph 7, Landlord shall promptly pay or credit to Tenant an amount equal to Tenant’s Share of the proceeds of such abatement, after deducting Landlord’s cost in obtaining the same. If, due to a future change in the method of taxation, any other tax, however designated (including, without limitation, any rent tax), is imposed in substitution for or in addition to real estate taxes, then such other tax shall be included within Annual Operating Costs. The cost of all goods, services, labor and materials supplied or furnished by Landlord at the request of Tenant solely for the benefit of Tenant and/or the Leased Premises shall not be included within Annual Operating Costs and shall be paid by Tenant promptly upon being billed therefor. Other exclusions to the Annual Operating Costs shall include: (i) costs and expenses incurred in connection with leasing space in the Building, such as leasing commissions, allowances, space planner fees, advertising and promotional expenses, legal fees for the preparation of leases, and rent payable with respect to any leasing office, court costs and legal fees incurred to enforce the obligations of other tenants under leases of portions of the Building, (ii) rental concessions, lease buy-outs or the costs of relocating tenants within the building, (iii) the costs of renovating or otherwise improving or decorating, painting or redecorating any tenant’s space, (iv) any costs representing an amount paid to any person or entity related to or affiliated with Landlord which is material in excess of the amount which would have been paid in the absence of such relationship, (v) overhead or profit paid to Landlord, subsidiaries or affiliates of Landlord for services on or to the Building or common areas if and to the extent the costs exceed competitive costs for such services in comparable first-class office buildings located within five (5) miles of the Building where they are not so provided by Landlord or a subsidiary or affiliate of Landlord, (vi) all costs for which Tenant or any other tenant in the building is being charged other than pursuant to the Annual Operating Costs reimbursement provisions of the Lease, (vii) the cost of any items for which Landlord is reimbursed by insurance to the extent of the reimbursement received, (viii) any interest or penalties incurred by Landlord due to violations of or non-compliance of the Landlord or the building or any part thereof with statutes, laws, regulations or ordinances including without limitation the Americans with Disabilities Act (for purposes of this provision only, collectively, “Laws”), and (ix) cost incurred because of the gross negligence of the Landlord or due to breach of the Landlord under any contractual obligation.

(ii)                                  Payments. Tenant shall pay to Landlord annually, as additional Rent, the amount by which Tenant’s Share of Annual Operating Costs exceeds the Base Year Actual Operating Costs set forth in Item (j) of Basic Terms. If only part of any calendar year shall fall within the Lease Term, or if only a portion of a calendar year is included for computation of Tenant’s Share of Annual Operating Costs, the amount computed as additional rent with respect to such calendar year under the foregoing provisions shall be prorated in proportion to the portion of such calendar year falling within the Lease Term. The expiration of the Lease Term prior to the end of such calendar year shall not impair Tenant’s obligation to pay such prorated portion as aforesaid. Notwithstanding the foregoing provisions of this Paragraph 7 to the contrary, Landlord shall have the right, at its option, to make from time to time during the Lease Term a reasonable estimate of the additional Rent which may become due hereunder with respect to any calendar year, and to require Tenant to pay Landlord, at the time the monthly installments of Annual Base Rent are payable, the amount obtained by dividing such estimate of additional Rent by the number of months remaining in such year. Landlord shall cause the actual amount of Tenant’s Share of the Annual Operating Costs in excess of the Base Year Actual Operating Costs to be computed and certified to Tenant within one hundred and twenty (120) days following the end of each calendar year (or as soon thereafter as may be practicable), and Tenant shall within ten (10) days of receipt of the certification thereof pay to Landlord the amount of any deficiency or Landlord shall credit any overpayment to Tenant’s account for the following year, as the case may be. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or Tenant is obligated to pay by reason of this Paragraph (unless such credit or payment itself is delinquent.)

(iii)                               Books and Records. Tenant shall have the right to inspect the books and records used by Landlord in calculating the Annual Operating Costs within sixty (60) days of receipt of the certification during regular business hours after having given Landlord written notice at least forty-eight (48) hours prior thereto; provided, however, that Tenant shall make all payments of additional Rent without delay, and that Tenant’s obligation to pay such additional Rent shall not be contingent on any such right. Unless Tenant shall take written exception to any statement of Annual Operating Costs within ninety (90) days after Tenant’s receipt of same, such statement shall be considered as final and conclusively binding upon Tenant.

(iv)                              Late Payment. If Tenant shall fail to pay when the same is due and payable, any Annual Base Rent or any additional Rent, or any other charges or payments required to be paid by Tenant under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of twelve percent (12%) per annum, but in no event at a rate which is higher than the legal limit. If any installment of Rent is delinquent by more than five (5) days, Tenant shall also pay to Landlord a late charge in an amount equal to five percent (5%) of the amount of such delinquent installment, which late charge shall be immediately due and payable without notice or demand from Landlord and which itself shall bear interest at the rate provided above from the date due until paid.

(v)                                 Real Estate Taxes. All references herein to real estate taxes for a particular calendar year shall be deemed to refer to real estate taxes payable in such calendar year without regard to when such real estate taxes are levied, assessed or otherwise imposed. If and to the extent the assessed valuation of the Property is increased by reason of any special improvements which are made to the Premises (over and above Building standard improvements) Tenant shall pay the full amount of all real estate taxes thereafter payable during the Lease Term which are attributable to such increased assessment.

(vi)                              No Decrease in Base Rent. In no event shall the determination of any additional Rent owing under this Paragraph 7 result in a decrease in or credit against any Base Rent owing under this Lease.

(vii)                           Payment of Rent. Rent shall be payable without demand, notice, offset or deduction, except as otherwise specifically stated in this Lease. All Rent due under this Lease shall be paid by checks payable to the order of “FIRST & YESLER, L.L.C.”, which checks shall be mailed or delivered to Landlord at the address designated in Item (a) of Basic Terms, or in such other manner or at such other place as Landlord may from time to time designate to Tenant. Rent will be prorated for partial months or partial years within the Lease Term (and for partial months or partial years within periods for which same are payable). Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

8.                                      Security Deposit.

At the time of signing this Lease Tenant shall deposit with Landlord the sum set forth in Item (l) of Basic Terms, to be retained by Landlord as a Security Deposit for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this Lease. Tenant grants to Landlord a security interest in the Security Deposit to secure the payment of all Rent owing under this Lease. This Lease shall constitute a security agreement between Landlord and Tenant for the purpose of creating such security interest. Upon request by Landlord at any time, Tenant shall execute and deliver to Landlord UCC Financing Statements to further evidence and perfect the security interest herein granted. If and to the extent permitted by applicable law, Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent payable hereunder as to which Tenant is in default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of Tenant’s default with respect to any of the covenants, agreements or conditions of this Lease. Upon notice by Landlord of Landlord’s application of all or any portion of the security deposit as aforesaid, Tenant shall replenish the security deposit in full by promptly paying to Landlord the amount so applied. Notwithstanding anything in this Lease to the contrary, provided that Tenant has not at any time been in default under the Lease, Landlord and Tenant hereby agree that, starting on the first day of the month commencing immediately following the first anniversary of the Commencement Date, Landlord shall apply the Security Deposit against payment of monthly Rent owing by the Tenant under this Lease, until the Security Deposit is reduced to the final month’s Rent under the Lease Term, at which time Tenant will resume payment of monthly Rent in accordance with the terms of this Lease (including any residual Rent owing for the month in which the Security Deposit is reduced to the last month’s Rent), and Tenant will have no obligation to replenish the Security Deposit for Rent paid by reduction of the Security Deposit pursuant to this sentence. If Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this Lease, the balance of the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord. If the Premises are sold to a bona fide purchaser, Landlord shall have the obligation to transfer the Security Deposit to such purchaser, by which transfer Landlord shall be released from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return thereof.

9.                                      Insurance and Indemnification.

(a)                                  Insurance by Landlord. Landlord shall at all times during the Lease Term carry a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement including, without limitation, rental interruption coverage for all leased space in the Building); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant, or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, contractors, customers and invitees. If the tenant finish improvements installed by Landlord for Tenant which are in excess of those provided for in the Tenant Improvement Work Agreement or any alterations or improvements made by Tenant pursuant to Paragraph 17 hereof result in an increase of the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional Rent after being separately billed therefor. The annual cost of all such insurance maintained by Landlord shall be considered as a part of the Annual Operating Costs of the Property.

(b)                                 Insurance by Tenant. Tenant shall, at all times during the Lease Term, at Tenant’s cost, obtain and keep in effect the following insurance insuring Tenant, Landlord and all mortgagees and any other person or entity designated by Landlord as having an interest in the Property (as their interests may appear):

(i)                                     Insurance upon all property situated in the Premises owned by Tenant or for which Tenant is legally liable and on fixtures and improvements installed in the Premises by or on behalf of Tenant. Such policies shall be for an amount of not less than one hundred percent (100%) of the full replacement cost with coverage against at least fire with standard extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage. If there is a dispute as to the replacement cost amount, the decision of Landlord shall be conclusive;

(ii)                                  Business interruption insurance in an amount sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to prevention of access to the Building or Premises as a result of such perils;

(iii)                               Commercial General Liability insurance including fire, legal liability and contractual liability insurance coverage with respect to the Building and the Premises. The coverage is to include activities and operations conducted by Tenant and any other person in the Premises and Tenant and any other person performing work on behalf of Tenant and those for whom Tenant is by law responsible in any other part of the Building. Such insurance shall be written on a comprehensive basis with inclusive limits of not less than Two Million Dollars ($2,000,000) for each occurrence for bodily injury and property damage or such higher limits as Landlord, acting reasonably, may require from time to time. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Landlord shall be named on all liability policies maintained by Tenant;

(iv)                              Worker’s Compensation insurance for all Tenant’s employees working in the Premises in and amount sufficient to comply with applicable laws or regulations; and

(v)                                 Any other form of insurance as Tenant, Landlord or its mortgagee, may reasonably require from time to time. Such insurance shall be in form, amounts and for the risks which a prudent Tenant would insure.

All policies of insurance maintained by Tenant shall be in a form acceptable to Landlord; issued by an insurer acceptable to Landlord and licensed to do business in the state in which the Property is located; and require at least thirty (30) days written notice to Landlord of termination or material alteration and waive, to the extent available, any right of subrogation against Landlord. All policies must contain a severability of interest clause, a cross-liability clause and shall be primary and shall not provide for contribution of any other insurance available to Landlord, its mortgagee, or those named insureds designated by Landlord. If requested by Landlord, Tenant shall, upon the Commencement Date, and thereafter within fifteen (15) days prior to the expiration date of each such policy, promptly deliver to Landlord certified copies or other written evidence of such policies and written evidence satisfactory to Landlord that all premiums have been paid and all policies are in effect. If Tenant fails to secure or maintain any insurance coverage required by Landlord, or should insurance secured not be approved by Landlord and such failure or approval not be corrected within 48 hours after written notice from Landlord, Landlord may without obligation, purchase such required insurance coverage at Tenant’s expense. Tenant shall promptly reimburse Landlord for any moneys so expended as additional Rent.

(c)                                  Tenant’s Contractor’s Insurance. Tenant shall require any contractor of Tenant permitted to perform work in, on or about the Premises to obtain and maintain the following insurance coverage at no expense to Landlord:

(i)                                     Commercial General Liability Insurance, including a Broad Form General Liability Endorsement, in the amount of One Million Dollars ($1,000,000), naming Landlord and Tenant as insured;

(ii)                                  Worker’s Compensation insurance for all contractor’s employees working in the Premises in an amount sufficient to comply with applicable laws or regulations;

(iii)                               Employers Liability insurance in an amount not less than One Hundred Thousand Dollars ($100,000); and

(iv)                              Any other insurance as Tenant, Landlord or its mortgagee may require from time to time.

(d)                                 Indemnification. To the extent permitted by law, Tenant, at Tenant’s sole cost and expense, shall indemnify and hold harmless Landlord from all loss, claim, demand, damage, liability or expense, including, without limitation, attorneys’ fees, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Tenant or any officer, employee, agent, contractor, licensee, guest, invitee or visitor of Tenant in or about the Premises or the Property, but the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission or negligence of Landlord or of any officer, employee, agent, contractor, invitee or visitor of Landlord. Landlord shall not be liable for any loss or damage to person, property or Tenant’s business sustained by Tenant, or other persons, which may be caused by the Property or the Premises, or any appurtenances thereto, being out of repair or by the bursting or leakage of any water, gas, sewer or steam pipe, or by theft or by any act of neglect of any tenant or occupant of the Property, or any other person. With respect to any matters Tenant establishes in any action are within the scope of RCW 4.24.115, Landlord shall be indemnified by Tenant for damages arising out of bodily injury to persons or damage to property caused by or resulting from the concurrent negligence of Landlord, its agents or employees, but only to the extent of concurrent negligence of Tenant, its agents or employees. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. The indemnification provided for in this Section with respect to act or omissions during the term of this Lease shall survive termination or expiration of this Lease. In case of any action or proceeding brought against Landlord by reason of any claim which Tenant is obligated to indemnify Landlord, Tenant upon notice from Landlord shall defend same at Tenant’s expense. WAIVER: IN CONSIDERATION OF LANDLORD’S EXECUTION OF THIS LEASE TENANT HEREBY WAIVES ANY IMMUNITY TENANT MAY HAVE UNDER INDUSTRIAL INSURANCE TITLE 51 RCW IN CONNECTION WITH THE FOREGOING INDEMNITY.

To the extent permitted by law, Landlord, at Landlord’s sole cost and expense, shall indemnify and hold harmless Tenant from all loss, claim, demand, damage, liability or expense, including, without limitation, attorneys’ fees, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Landlord or any officer, employee, agent, contractor, licensee, guest, invitee or visitor of Landlord in or about the Premises or the Property, but the foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission or negligence of Tenant or of any officer, employee, agent, contractor, invitee or visitor of Tenant. Tenant shall not be liable for any loss or damage to person, property or Landlord’s business sustained by Landlord, or other persons, which may be caused by the Property or the Premises, or any appurtenances thereto, being out of repair or by the bursting or leakage of any water, gas, sewer or steam pipe, or by theft or by any act of neglect of any tenant or occupant of the Property, or any other person. With respect to any matters Landlord establishes in any action are within the scope of RCW 4.24.115, Tenant shall be indemnified by Landlord for damages arising out of bodily injury to persons or damage to property caused by or resulting from the concurrent negligence of Tenant, its agents or employees, but only to the extent of concurrent negligence of Landlord, its agents or employees. Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees. The indemnification provided for in this Section with respect to act or omissions during the term of this Lease shall survive termination or expiration of this Lease. In case of any action or proceeding brought against Tenant by reason of any claim which Landlord is obligated to indemnify Tenant, Landlord upon notice from Tenant shall defend same at Landlord’s expense. WAIVER: IN CONSIDERATION OF TENANT’S EXECUTION OF THIS LEASE LANDLORD HEREBY WAIVES ANY IMMUNITY LANDLORD MAY HAVE UNDER INDUSTRIAL INSURANCE TITLE 51 RCW IN CONNECTION WITH THE FOREGOING INDEMNITY.

(e)                                  Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant (and their successors and assignees) will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This release shall be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use commercially reasonable efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

(f)                                    Increase of Premiums. Tenant will not do anything or fail to do anything which will cause the cost of Landlord’s insurance to increase or which will prevent Landlord from procuring policies (including but not limited to public liability from companies and in a form satisfactory to Landlord). If any breach of this Paragraph 9(f) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent promptly upon being billed therefor.

(g)                                 Tenant’s Additional Insurance. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant’s undertaking under this Paragraph 9, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

10.                               Damage by Fire or Other Casualty; Casualty Insurance.

(a)                                  Obligation to Repair or Rebuild. If the Premises or the Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord of any damage or destruction to the Premises, and Landlord, subject to its mortgagee’s consent and to the conditions set forth in this Paragraph 10, shall repair, rebuild or replace such damage and restore the Premises and/or the Building, subject to subparagraph (f) below, to substantially the same condition in which they were immediately prior to such damage which is fully covered by its fire and other extended coverage insurance policies.

(b)                                 Commencement and Completion of Work. The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control.

(c)                                  Application of Proceeds. The net amount of any insurance proceeds (excluding proceeds received pursuant to the rental interruption coverage obtained by Landlord in accordance with Paragraph 9(a) hereof), recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the “net insurance proceeds”) shall be applied towards the reasonable cost of restoration. If in Landlord’s sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than ten (10) days after its transmission; provided however, that if the damage relates only to the Premises and occurs prior to the last two (2) years of the Lease Term, Tenant, subject to subparagraph (f) below, may require Landlord to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord’s notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord.

(d)                                 Tenant’s Fixtures and Improvements. Landlord’s obligation or election to restore the Premises under this Paragraph 10 shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

(e)                                  Abatement of Rent. Tenant will receive an abatement of Annual Base Rent and additional Rent to the extent and during the time the Premises are rendered untenantable due to casualty, such Rent to abate in such proportion as the part of the Premises thus destroyed or rendered untenantable bears to the total Premises while such repairs are being made and to be conditioned upon Tenant not occupying such part of the Premises for the conduct of business. If the Premises are so slightly damaged by such fire or other casualty as not to be rendered untenantable, Landlord shall make the repairs it deems necessary with reasonable promptness and the payment of such Rent shall not be affected thereby. Landlord shall be the sole judge as to whether such destruction or damage has caused the Building or the Premises to be untenantable or whether the same cannot be rendered tenantable within the one hundred fifty (150) day period set forth in subparagraph (f) below. Tenant shall, at its own cost and expense, remove such of its furniture and furnishings and other belongings from the Premises as Landlord shall require in order to repair and restore the Premises.

(f)                                    Landlord’s Option Not to Restore. Notwithstanding the foregoing provisions, if there is substantial destruction of the Building, or if, in the sole judgment of Landlord, any damage cannot be repaired and the Premises cannot be made tenantable within on hundred fifty (150) days of such damage, Landlord shall have the option not to restore, and may elect to terminate this Lease by sending notice as referred to in subparagraph (c) above, without giving Tenant the right to cause the notice of termination to be withdrawn. Landlord shall notify Tenant in writing within forty-five (45) days after the date of such damage or destruction of Landlord’s estimate of the period of time required to repair and restore the Premises to a tenantable condition. If such period of time exceeds one hundred fifty (150) days, Tenant shall also have the right to terminate this Lease by written notification to Landlord of such termination within fifteen (15) days of delivery of Landlord’s notice to Tenant.

11.                               Condemnation.

(a)                                  Termination.                             (i) If all of the Premises are covered by a condemnation; or (ii) if any part of the Premises is covered by a condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant’s business; or, (iii) if any of the Property is covered by a condemnation and, in Landlord’s sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all Rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

(b)                                 Partial Condemnation. If there is a partial condemnation and this Lease has not been terminated pursuant to subparagraph (a) hereof, Landlord shall restore the Building and the improvements which are part of the Building to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and Landlord’s expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord. If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be and equitable abatement of the Annual Base Rent in direct proportion to the amount of the Premises so taken.

(c)                                  Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a separate claim against the condemnor for removal and relocation costs and expenses and the taking of Tenant’s tangible property; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant’s leasehold interest.

(d)                                 Temporary Taking. If the condemnor should take only the right to possession of the Premises for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of Rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the Rent due hereunder net of costs to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as Rent for that period; and Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the Rent, or Landlord shall credit to future rental payments due from Tenant any excess of the amount of the award over the amount of the Rent.

12.                               Non-Abatement of Rent.

Except as otherwise expressly provided as to damage by fire or by any other casualty in subparagraph (e) of Paragraph 10 and as to condemnation in subparagraphs (a) and (b) of Paragraph 11, there shall be no abatement or reduction of Rent payable hereunder for any cause whatsoever, and this Lease shall not terminate, and Tenant shall not be entitled to surrender or abandon the Premises.

13.                               Repairs and Maintenance.

(a)                                  Tenant’s Obligations. Tenant, at its sole cost and expense and throughout the Lease Term and any renewals or extensions thereof, shall keep and maintain the Premises in a neat, safe and orderly condition and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components thereof in or serving the Premises for which Landlord does not elect to itself make at Tenant’s expense. Tenant shall not use or permit the use of any portion of the common areas for other than their intended use. Upon the expiration of the Lease Term, Tenant shall yield and deliver up the Premises in like condition as when taken, reasonable use and wear thereof and repairs required to be made by Landlord excepted. Anything hereinabove to the contrary notwithstanding, from and after the date Tenant has taken occupancy of the Premises, any repairs, additions or alterations to the Premises which are required by OSHA shall be promptly made by Tenant, at its sole expense, if or to the extent that such repairs, additions or alterations are required only with respect to the Premises, and any such repairs, additions and/or alterations made by Tenant shall be subject to the provisions of this Paragraph 13 and Paragraph 17 hereof.

(b)                                 Landlord’s Obligations. Landlord, subject to subparagraph (c) below, throughout the Lease Term and any renewals or extensions thereof, shall make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical and plumbing systems in or servicing the Premises, excluding repairs to any such systems or components thereof which are not Building standard; provided, however, that Landlord shall have the option (but not the obligation) of making repairs to any or all of such systems or components at Tenant’s sole expense; and further provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Except as otherwise provided herein, the cost of all such repairs shall be borne by Landlord and included as part of Annual Operating Costs. Tenant shall at once report in writing to Landlord any defective condition. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for any unreasonable time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant. Landlord shall keep repaired and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition.

(c)                                  Interference with Use of Premises; No Release from Obligations. In the event that Landlord shall deem it necessary, or be required by any governmental authority, to repair, alter, remove, reconstruct or improve any part of the Premises or the Building (unless the same result from Tenant’s act, neglect, default or mode of operation, in which event Tenant, at its sole expense, shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Tenant’s use of the Premises, such interference shall not relieve Tenant from the performance of its obligations hereunder, nor shall such interference be deemed and actual or constructive eviction or partial eviction or result in an abatement of Rent. Notwithstanding the foregoing, Tenant shall, at its own cost and expense, make all repairs and provide all maintenance in connection with any alterations, additions or improvements made by Tenant pursuant to Paragraph 17 hereof.

14.                               Utilities and Services.

(a)                                  Utilities and Services Furnished by Landlord. Provided Tenant is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth in the Paragraph 14.

(i)                                     Landlord shall provide automatic elevator facilities Monday through Friday from 8 a.m. to 6 p.m., and on Saturdays from 9 a.m. to 1 p.m. At least one elevator shall be available for use at all other times;

(ii)                                  Landlord shall furnish heat or air conditioning Monday through Friday from 8 a.m. to 6 p.m., and on Saturdays from 9 a.m. to 1 p.m., when, in the judgment of Landlord, it is required for the comfortable occupancy and use of the Premises. Upon prior sufficient request, Landlord shall make available, at Tenant’s expense, after-hours heat or air conditioning. The minimum use of after-hours heat or air conditioning and the cost thereof shall be determined from time to time by Landlord and confirmed in writing to Tenant;

(iii)                               Landlord shall furnish to the Premises, subject to interruptions beyond Landlord’s control, such electricity as is required for the use of the office lighting and electrical outlets specified in the Building Standards designated in the Tenant Improvement Work Agreement;

(iv)                              Landlord shall furnish water for drinking, cleaning and lavatory purposes only; and

(v)                                 Landlord shall provide cleaning and janitorial services to the Premises.

(b)                                 Special and Additional Usage. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above; (ii) any use beyond what Landlord agrees herein to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant’s telephone equipment, computers, electronic data processing equipment and other similar equipment or uses. Landlord, at its option, may require installation of metering devices, at Tenant’s expense, for the purpose of metering Tenant’s utility consumption.

(c)                                  Cooperation; Payment of Charges; Approval of Special Equipment Usage. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the use of the above utilities and services. Tenant agrees to pay any charge imposed by Landlord pursuant to Paragraph (b) above and any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights herein granted for such breach and shall entitle Landlord to immediately discontinue providing such additional or special service. Tenant’s use of electricity shall at no time exceed the capacity of the service to the Premises or the electrical risers or wiring installation. Tenant shall not install or use or permit the installation of use of any computer or electronic data processing equipment on the Premises, without the prior written consent of Landlord; provided however, that Landlord’s consent shall not be required if Tenant is installing and using computer and electronic data processing equipment that is reasonable and customary for general office usage.

(d)                                 Failure, Stoppage or Interruption of Service; No Release from Obligations. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, Landlord’s failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, riots, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s immediate control or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements. Failure, stoppage or interruption of any such service shall not be construed as an actual or constructive eviction or as a partial eviction against Tenant, or release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein or operate to abate Rent. Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

(e)                                  Limitations and Unavailability of Service. Anything hereinabove to the contrary notwithstanding, Landlord and Tenant agree that Landlord’s obligation to furnish heat, electricity, air conditioning and/or water to the Premises shall be subject to and limited by all laws, rules, and regulations of any governmental authority affecting the supply, distribution, availability, conservation or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water. Landlord shall abide by all such governmental laws, rules and regulations and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease, and Landlord’s obligation to pay the full Rent set forth in this Lease.

(f)                                    Load Bearing Capacity. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe in a reasonable manner the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof. Any cost of structural analysis shall be borne by Tenant.

(g)                                 Unreasonable Noise or Vibration. Business machines and mechanical equipment belonging to Tenant which cause unreasonable noise or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such unreasonable noise or vibration.

(h)                                 Telephone. Subject to applicable codes, Landlord has or will cause to be installed telephone riser cables (collectively the “riser cables”) from the outside of the Building to the telephone room serving the floor upon which the Premises are located. Subject to Landlord’s supervision and approval, Tenant shall have the right to use the riser cables by installing telephone lines (the “telephone lines”) from the Premises to the telephone room located on the floor or floors on which the Premises are located, if and to the extent such telephone lines are not now in place. Landlord makes no representations or warranties with respect to the capacity, suitability or design of the riser cables, telephone rooms or telephone lines. If there is more than one tenant on a floor, Landlord shall allocate hook-ups to the telephone room based on the proportion of rentable square feet that each tenant occupies on the floor. The installation and hook-up of telephone lines by Tenant shall be subject to all of the terms and conditions of this Lease, including, without limitation, Paragraph 17 of this Lease. At the expiration or termination of the Lease Term, Landlord shall have the option of requiring Tenant to remove all of its telephone lines or leave its telephone lines in place. All of the riser cables and telephone rooms in the Building are and shall be the property of Landlord, and Tenant shall have no rights or interest in same except as stated in this subparagraph (h). Landlord shall not be liable for, and Tenant waives all claims with respect to, any damages or losses sustained by Tenant or by any occupant of the Premises, including, without limitation, any compensatory, property or consequential damages, resulting from the operation or maintenance of the riser cables, telephone rooms and telephone lines, including, without limitation, (i) any damage to Tenant’s telephone lines, telephones or other equipment connected to the telephone lines, (ii) interruption or failure of, or interference with, telephone or other service coming through the telephone lines to the Premises, or (iii) unauthorized eavesdropping or wiretapping.

15.                               Governmental Regulations.

Tenant shall not violate any laws, ordinances, notices, orders, rules, regulations or requirements, of any federal, state or municipal government or any department, commission, board or office thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property, nor shall Tenant perform any acts or carry on any practices which may injure the Property or the Premises or be a nuisance, disturbance or menace to any other tenants of the Building. Upon breach of this Paragraph 15, Landlord shall have the right to terminate this Lease forthwith and to re-enter and repossess the Premises, but Landlord’s right to damages shall survive.

16.                               Directory; Signs.

Landlord will place Tenant’s name and suite number on the Building standard directory. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, and except for signs on office doors with size, design, lettering and text approved by Landlord, no signs shall be placed, erected, maintained or painted by Tenant at any place upon the Premises or the Property.

17.                               Alterations and Additions.

Tenant shall not do any painting or decorating, erect any partitions, or make any alterations, additions, changes or repairs (hereinafter referred to as “Alterations and Additions”) to Premises without obtaining in each instance Landlord’s prior written consent. All Alterations and Additions shall be performed at Tenant’s expense by Landlord or Landlord’s contractors, or, with the prior written consent of Landlord, may be performed by Tenant, at its expense, with contractors approved by Landlord and under such rules and procedures as Landlord may prescribe. In the event Alterations and Additions are not performed by Landlord or Landlord’s contractors, Tenant shall pay to Landlord a reasonable fee, as determined by Landlord, for its regulation of such Alterations and Additions. All Alterations and Additions shall remain upon and be surrendered with the Premises, including all electrical, phone, and computer cabling installed, unless, prior to or upon the expiration or termination of this Lease, Landlord shall give written notice to Tenant to remove the same, in which event Tenant will remove such Alterations and Additions within ten (10) days after the expiration or termination of this Lease, and repair and restore any damage to the Premises caused by the installation or removal thereof. If Tenant does not remove said Alterations and Additions within said ten (10) day period, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant hereby agrees to protect, defend, indemnify and hold harmless Landlord, its agents and employees, with regard to the Premises and the Property, from any and all liabilities of every kind and description which may arise out of or be connected in any way with said Alterations or additions. Any mechanic’s lien filed against the Premises or the Property or any notice which is received by either Landlord or Tenant for work claimed to have been furnished to Tenant, and performed other than by Landlord or Landlord’s contractors, shall be released and discharged within ten (10) days after such filing or receipt, whichever is applicable, at Tenant’s expense. Alterations and Additions permitted to be performed other than by Landlord or Landlord’s contractors shall be performed in a manner so as not to annoy or disturb other tenants or occupants of the building, and shall be performed only during such hours and under such conditions as shall be designated by Landlord. Upon completion of Alterations and Additions performed other than by Landlord or Landlord’s contractors, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All Alterations and Additions shall comply with all insurance requirements and with all applicable laws, statutes, ordinances and regulations. All Alterations and Additions shall be constructed in a good and workmanlike manner and only first-class material shall be used. The performance of any Alterations and Additions to the Premises by either Landlord or Landlord’s contractors on behalf of Tenant shall not be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by and between the parties hereto, it being understood and agreed that no provision contained in this Paragraph 17 or elsewhere in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

18.                               Landlord’s Right of Entry.

(a)                                  Right of Entry; No Release from Obligations. Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times upon reasonable written notice (except in case of emergency), for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs thereto or to the Property and performing any work therein. During the progress of any work on the Premises or the Property, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

(b)                                 Sale; Mortgage; Prospective Tenants. Upon giving reasonable written notice to Tenant, Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of sale or mortgage, and, during the last nine (9) months of the Lease Term, to enter and to exhibit the Premises to any prospective tenant.

19.                               Quiet Enjoyment.

Tenant, upon paying Rent and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Lease Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease. Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (herein called the “Rules and Regulations”) having uniform applicability to all similarly situated tenants of the Building and governing the use and enjoyment of the Premises and the remainder of the Property; provided that the Rules and Regulations shall not materially interfere with Tenant’s use and enjoyment of the Premises in accordance with the provisions of this Lease for the permitted uses. Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the rules and Regulations in effect on the date hereof is attached hereto as Exhibit “C”.

20.                               Assignment and Subletting.

(a)                                  Prohibitions. Tenant for itself, its successors and assigns, expressly covenants that it shall not by operation of law or otherwise assign, sublet hypothecate, encumber or mortgage this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance, which consent may not be unreasonably withheld, delayed or conditioned by Landlord in its sole and absolute discretion. Any attempt by Tenant to assign, sublet, encumber or mortgage this Lease without obtaining Landlord’s approval shall be null and void. The consent by Landlord to any assignment, mortgage, hypothecation, encumbrance, subletting or use of the Premises by others, shall not constitute a waiver of Landlord’s right to withhold its consent to any other or further assignment, subletting, mortgage, encumbrance or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest therein of any assignee of Tenant herein, shall not pass by operation or law or otherwise, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant. The absolute and unconditional prohibitions contained in this Paragraph 20 and Tenant’s agreement thereto are material inducements to Landlord to enter into this Lease with Tenant and any breach thereof shall constitute a material default hereunder permitting Landlord to exercise all remedies provided for herein or by law or in equity on a default of Tenant.

(b)                                 Recapture. If Tenant requests Landlord’s consent to an assignment of this Lease or subletting of all or any part of the Premises, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) containing (i) the name of the proposed assignee or subtenant; (ii) the terms of the proposed assignment or subletting; (iii) the nature of business of the proposed assignee or subtenant and its proposed use of the Premises; (iv) such information as to the financial responsibility and general reputation of the proposed assignee or subtenant that Landlord may require; and (v) a summary of plans and specifications for revising the floor layout of the Premises.

Upon the receipt of a Tenant’s Notice from Tenant, Landlord shall have the option, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease of to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such option. If Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such Landlord’s notice in accordance with the provisions of this Lease relating to surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Annual Base Rent and all additional Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered (as computed by Landlord) bears to the area of the Premises immediately prior to such surrender. If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any third party tenant (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

(c)                                  Consent to Sublease. If Landlord does not exercise its option to cancel this Lease pursuant to paragraph (b) above and Landlord consents in writing to the proposed assignment of sublease, Tenant may then enter into the assignment or sublease, as the case may be, specified in the Tenant’s Notice giving rise to such cancellation option, in accordance with the following provisions. If Tenant enters into such assignment or sublease it shall submit an executed copy of the sublease or assignment to Landlord for consent not less than thirty (30) days prior to the proposed effective date of assignment or the proposed commencement date of the term of the sublease, as the case may be. In the case of a sublease, the instrument shall expressly state that it is and shall remain at all times subject and subordinate to this Lease and all of the terms, covenants and agreements contained in this Lease. In the case of an assignment, the instrument shall contain the assumption by the assignee of all of the duties and obligations of the tenant under this Lease to be performed after the effective date of assignment. No such assignment or sublease instrument shall expressly or by implication impose upon Landlord any duties or obligations or alter the provisions of this Lease. Landlord agrees to give Tenant written notice within thirty (30) days after receipt by Landlord of Tenant’s proposed assignment or sublease of Landlord’s consent to or rejection of same.

Tenant may not submit to Landlord for consent any assignment or sublease on terms or conditions or with parties different from those stated in the applicable Tenant’s Notice for such assignment or sublease, nor may Tenant submit to Landlord for consent any assignment or sublease later than the date which is sixty (60) days after the expiration of the period for exercise by Landlord of the cancellation option arising under paragraph (b) above by reason of such assignment or sublease, without again complying with the provisions of paragraph (b) above and affording Landlord the right to again exercise its cancellation option.

(d)                                 Profits. If Landlord shall give its consent to any assignment of this Lease or to any sublease pursuant to paragraph (c) above, Tenant shall in consideration therefor pay to Landlord, as additional Rent, any costs incurred by Landlord and any rent in excess of Tenant’s rent.

(i)                                     In the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns); and

(ii)                                  In the case of a sublease, any rents, additional rents and other consideration payable under the sublease to Tenant by the subtenant which are in excess of the Base Rent and all additional Rent payable under this Lease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) for the sublease term (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).

The sums payable as set forth above shall be paid to Landlord as additional Rent as and when paid by the assignee or subtenant to Tenant.

(e)                                  No Release. In no event shall any assignment or subletting to which Landlord may consent, release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises.)

(f)                                    Advertising. Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this Lease or any sublease of all or any part of the Premises must offer the space at a rental not less than that for which comparable space in the Building is then being offered by Landlord for rent and must be approved in writing by Landlord prior to publication.

(g)                                 Costs. Tenant shall pay Landlord’s reasonable costs, charges and expenses, including attorney’s fees, incurred in connection with its review of any proposed assignment or proposed sublease, whether or not landlord approves such transfer of interest.

21.                               Subordination.

This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building or the Property, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building, the Property and/or the leasehold estate under any such lease. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required any such person to confirm such subordination and/or attornment on the form customarily used by such party. Notwithstanding the foregoing to the contrary, any such mortgage, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party. If Tenant fails to execute any instrument required to be executed by Tenant under this Paragraph 21 within 10 days after request, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant’s name, to execute such instrument.

22.                               Tenant’s Certificate.

Tenant, at any time and from time to time and within ten (10) days after Landlord’s written request, shall execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by Paragraph 4 hereof have been completed; certifying that Tenant has accepted possession of the Premises; stating the date on which the Lease Term commenced and the dates to which Base Rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of Tenant that Landlord is not in default of this Lease (or if there are defaults alleged by Tenant, setting forth in detail the nature of such alleged default); stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or prospective mortgagee or purchaser of the Property or any interest therein or by any assignee of Landlord’s interest in this Lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord. Said instrument shall be similar to the form of Exhibit “E” attached hereto (or such other form then in use by the applicable mortgagee or purchaser). If Tenant fails to execute any such instrument within said 10-day period, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant’s name, to execute such instrument.

23.                               Surrender.

(a)                                  Condition of Premises. Subject to the terms of Paragraph 13 and subparagraph (d) of Paragraph 10 hereof, at the expiration or earlier termination of the Lease Term, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the Lease Term, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the building, ordinary wear and tear excepted.

(b)                                 Holding Over. If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the Lease Term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this Lease; except, however, that the Monthly Base Rent Installments for each month during such continued occupancy shall be double the amount set forth in Item (i) of Basic Terms which is in effect as of the expiration or termination of this Lease. Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, actions, losses, damages and expenses (including attorneys’ fees) asserted against or sustained by Landlord and arising from or by reason of such continued occupancy, which obligation shall survive the expiration or termination of this Lease. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Paragraph 24 hereof.

24.                               Defaults - Remedies.

(a)                                  Defaults. It shall be an event of default: (i) If Tenant does not pay in full when due and without demand any and all installments of Base Rent or additional Rent or any other charges or payments; or (ii) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained; or (iii) If Tenant vacates or abandons any portion of the Premises, or fails to occupy the Premises for a period of thirty (30) days or if substantially all of Tenant’s assets in or on the Premises or Tenant’s interest in this Lease is attached or levied upon under execution (and Tenant does not discharge same within sixty (60) days thereafter); or if Tenant removes or attempts to remove Tenant’s goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all Rent that may have become due as well as all which will become due thereafter; or (iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, under any federal or state law, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or Tenant is adjudicated insolvent pursuant to the provisions of any present or future insolvency law of any state having jurisdiction, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant’s assets is commenced, under any federal or state law by reason of Tenant’s inability to pay its debts as they become due or otherwise, or if Tenant’s estate by this Lease or any real or personal property of Tenant shall be levied or executed upon by any sheriff, marshal or constable; or by other process of law; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, (the “Bankruptcy Code”), any and all moneys or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord; or (v) If any of the events enumerated in this subparagraph (a) shall happen to any guarantor of this Lease.

(b)                                 Landlord’s Default. Landlord shall be in default under this Lease if Landlord fails to perform or observe any provision of this Lease by it to be performed or observed if the failure is not cured within thirty (30) days after notice has been given by Tenant to Landlord. If the default cannot be reasonably cured within thirty (30) days, Landlord shall not be in default if Landlord commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default within a reasonable period of time. In the event that Landlord is in default under this Lease, Tenant may (a) cure Landlord’s default and by independent action recover from Landlord the cost of such cure or (b) terminate this Lease, in which case this Lease shall be of no further force or effect and neither party shall have any further obligation to the other.

(c)                                  Remedies. Upon the occurrence of an event of default, and the expiration of the applicable grace period as hereinafter provided, Landlord shall have the following rights: (i) To accelerate the whole or any part of the Rent for the entire unexpired balance of the Lease Term, and any Rent if so accelerated shall, in addition to any and all installments of Rent already due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated Rent was on that date payable in advance. For such purposes, all items of Rent due hereunder, which are not then capable of precise determination, shall be estimated by Landlord, in Landlord’s reasonable judgment, for the balance of the then current Lease Term; (ii) To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found, to levy the Rent, and Tenant shall pay all costs and officers’ commissions which are permitted by law, including watchmen’s wages and sums chargeable to Landlord, and further including five percent (5%) commission(s) to the officer or other person making the levy, and in such case all costs, officers’ commissions and other charges shall immediately attach and become part of the claim of Landlord for Rent, and any tender of Rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord; (iii) To re-enter the Premises, together with all additions, alterations and improvements, and at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or Tenant’s right of possession, and in either such event, make such alterations and repairs as may be necessary in order to relet the Premises and thereafter relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term of terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet, for failure to collect the Rent thereof under such reletting. Tenant, for Tenant and Tenant’s successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant’s and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant’s obligation to pay any unpaid balance of Rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; (iv) To terminate this Lease and the Lease Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant’s obligations hereunder in existence at the time of such termination, damages for Tenant’s default in an amount equal to the amount of the Rent reserved for the balance of the Lease Term, discounted at the rate of six percent (6%) per annum to its then present worth, less the fair market rental value (as determined by Landlord) of the Premises for the remainder of the Lease Term (allowing for a reasonable period of exposure on the open market before realization of such fair market rental value and deducting the then fair market tenant concessions such as rent abatements and improvement allowances), also discounted at the rate of six percent (6%) per annum to its then present worth, plus the cost of making Building standard improvements and a standard commission for releasing the Premises, all of which amount shall be immediately due and payable from Tenant to Landlord.

(d)                                 Non-Waiver. No waiver by Landlord of any breach by Tenant or any of Tenant’s obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

(e)                                  Tenant Cure Period. Notwithstanding anything hereinabove stated, except in the case of emergency, and except in the event of abandonment or vacation of the Premises by Tenant or any default enumerated in subparagraphs (a)(iii), (iv) and (v) of this Paragraph 24, and except if Tenant fails to timely execute and deliver any instrument, certificate or agreement required under Paragraphs 21 or 22 of this Lease, Landlord will not exercise any right or remedy provided for in this Lease or allowed by law unless, with respect to any default by Tenant in the payment of Rent, Tenant does not cure the default within three (3) days after written demand for payment by Landlord or its authorized agent of such Rent or unless, with respect to any other default by Tenant in the prompt and full performance of any other provision of this Lease, Tenant does not cure same within twenty (20) days after written demand by Landlord or its authorized agent that the default be cured.

(f)                                    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

(g)                                 Rights of Mortgagee. In the event of any default by act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it has notified in writing the holder of any mortgage or deed of trust which at the time shall be a lien on all or any portion of the Property (if the name and address of such holder shall previously have been furnished by written notice to Tenant) of such default, and until a reasonable period for curing such default shall have elapsed following the giving of such notice, during which period the holder shall have failed to commence and continue to cure such default or to cause the same to be remedied or cured.

(h)                                 Curing Tenant’s Default. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect (but shall not be obligated) to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for 115% of any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord’s making the payments and incurring such costs, at the rate set forth in subparagraph (b)(vi) of Paragraph 7, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor.

(i)                                     Attorneys’ Fees. In the event a suit, action, arbitration or other proceeding of any nature whatsoever is instituted, including without limitation any proceeding under the U.S. Bankruptcy Code, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party its reasonable attorneys’, paralegals’, accountants, and other experts’ fees and all other reasonable fees, costs and expenses actually incurred in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

25.                               Bankruptcy or Insolvency; Assumption; Adequate Protection.

The following shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)                                  If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (ii) and (iv) below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after his appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord’s business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be canceled. Landlord’s right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

(b)                                 If Tenant files a petition for reorganization under chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant’s trustee or Tenant as a debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord’s business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(i)                                     The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (ii), that:

(1)                                  The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

(2)                                  The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption.

(ii)                                  The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this subparagraph (ii), that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord’s written statement of pecuniary loss sent to the trustee or the debtor-in-possession.

(iii)                               The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under the Lease; provided, however, that:

(1)                                  The trustee or debtor-in-possession will also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three months’ minimum rent and other monetary charges accruing under this Lease.

(2)                                  If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the minimum rent is payable, one-twelfth of Tenant’s annual obligations under the lease for the Base Amount.

(3)                                  From and after the date of the assumption of this Lease, the trustee or the debtor-in-possession will pay the minimum Annual Rent payable under this Lease in advance in equal monthly installments on each day that the Minimum Annual Rent is payable.

(4)                                  The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(iv)                              Landlord has determined that the assumption of this Lease will not:

(1)                                  Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

(2)                                  Disrupt, in Landlord’s judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of tenants in the Building that, in Landlord’s judgment, would be most beneficial to all of the tenants of the Building and would enhance the image, reputation, and profitability of the Building.

(v)                                 For purposes of this subparagraph (ii), “adequate assurance” means that:

(1)                                  Landlord will determined that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant’s obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Premises; and

(2)                                  An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or nonmonetary defaults under this Lease within the time periods set forth above.

(c)                                  In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (ii) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant’s rights under it, by giving written notice of Landlord’s election to terminate.

(d)                                 If the trustee or the debtor-in-possession has assumed the Lease, under the terms of subparagraph (i) or (ii) above, and elects to assign Tenant’s interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this subparagraph (iv), of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

(i)                                     For the purposes of this Paragraph 25, “adequate assurance” of future performance, means that Landlord has ascertained that each of the following conditions has been satisfied:

(1)                                  The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease;

(2)                                  If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness;

(3)                                  Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

(4)                                  When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges will not be less than the minimum rent as defined in this Lease and additional rent and other monetary obligations of Tenant included herein as Rent.

(e)                                  Neither Tenant’s interest in the Lease nor any estate of Tenant created in the Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord’s acceptance of Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without that consent.

26.                               Reserved Rights.

Landlord reserves the following rights exercisable without notice (except as expressly provided to the contrary) and without the same being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) To change the name or street address of the Building upon thirty (30) days’ prior written notice to Tenant; (b) To install, affix and maintain all signs on the exterior and/or interior of the Building (excluding the interior of the Premises except for signs required by code); (c) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting on or in the Premises that may be visible from the exterior of the Premises; (d) To change the arrangement of entrances, doors, corridors, elevators and stairs in the Building, provided that no such change shall materially adversely affect access to the Premises; (e) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such regulations as Landlord prescribes for security purposes; (f) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection of the Building; (g) To retain at all times master keys or pass keys to the Premises; (h) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building; (i) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; (j) to make alterations, improvements, repairs and replacements to the Building or any systems, equipment or machinery located in, on or under the Building; and (k) To enter the Premises at any time for purposes of making improvements or alterations to other portions of the Building (including, without limitation, the build-out of other tenant space), provided that prior reasonable notice is given to Tenant and that Landlord agrees to use reasonable efforts to minimize disturbance to Tenant’s business operations.

27.                               Americans with Disabilities Act.

(a)                                  Landlord shall, subject to reimbursement as part of the Building’s Annual Operating Costs, be responsible for the acquisition of auxiliary aids for and any alterations, modifications, or improvements to the common areas of the Building which are required under Title III of the Americans With Disabilities Act of 1990 (“ADA”).

(b)                                 Tenant shall, at Tenant’s sole cost and expense, be responsible for any alterations, modifications, or improvements to the Premises and the acquisition of any auxiliary aids required under the ADA, including all alterations, modifications, or improvements required:

(i)                                     as a result of Tenant (or any subtenant, assignee, or concessionaire) being a Public Accommodation as defined in the ADA;

(ii)                                  as a result of the Premises being a Commercial Facility as defined in the ADA;

(iii)                               a result of any leasehold improvements made to the Premises (other than those provided for in the Tenant Improvement Work Agreement) by or on behalf of Tenant or any subtenant, assignee, or concessionaire whether or not Landlord’s consent thereto was obtained; or

(iv)                              as a result of the employment by Tenant (or any subtenant, assignee, or concessionaire) of any individual with a disability.

The foregoing is not intended and shall not be construed to obligate Tenant to pay for any of the improvements provided for under the Tenant Improvement Work Agreement except as specifically provided therein.

28.                               Notices.

All notices and other communications hereunder (hereinafter collectively referred to as “notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national prepaid overnight delivery service, or (c) telecopy or other facsimile transmissions (followed with “hard” copy sent by national prepaid overnight delivery service), or (d) personal delivery with receipt acknowledged in writing, directed as follows:

Landlord:                                                                                             The Address designated in Item (a) of Basic Terms.

Tenant:                                                                                                       The Address designated in Item (b) of Basic Terms.

Any notice so sent by certified or registered mail shall be deemed given on the date of receipt or refusal as indicated on the return receipt. Any notice sent by telecopy or other facsimile transmission shall be deemed given when the “hard” copy sent by national prepaid overnight delivery service is received or refused. All other notices shall be deemed given when actually received or refused by the party to whom the same is directed. A notice may be given either by a party or by such party’s attorney. Either party may designate by notice given to the other in accordance with the terms of this Paragraph 28, additional or substitute parties or addresses to whom notices should be sent hereunder.

29.                               Limitation of Liability.

Notwithstanding any other provision of this Lease, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord’s interest in the Property, but are made and intended for the purpose of binding only the Landlord’s interest in the Property, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its members, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

30.                               Miscellaneous.

(a)                                  Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord and Landlord’s successors and assigns. This Lease shall be binding upon and inure to the benefit of Tenant and Tenant’s heirs, legal representatives, successors and permitted assigns.

(b)                                 Exhibits. All Exhibits attached to this Lease are made a part of this Lease and incorporated by this reference into this Lease.

(c)                                  Entire Agreement. This Lease and the Exhibits and Rider (if any) attached to this Lease set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (the “Representations” collectively) between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, reservations of space, lease proposals, brochures, Representations and information conveyed, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant represents and warrants to Landlord that all financial statements and financial information previously furnished by Tenant to Landlord accurately reflects the financial condition of Tenant as of the dates stated in such statements or information. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied on any such Representations, no such Representations shall be used in the interpretation or construction of this Lease and Landlord shall have no liability for any consequences arising as a result of any such Representations. In particular, Tenant acknowledges that it has not been induced to enter into this Lease by any Representation regarding the current or projected Annual Operating Costs for the Building. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.

(d)                                 Signing. The signing of this Lease by Tenant and delivery of this Lease to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord signs and delivers same to Tenant; provided, however, the signing and delivery by Tenant of this Lease to Landlord or its agent or property manager shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions contained in this Lease, which offer may not be withdrawn or revoked for thirty (30) days after such signing and delivery. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of a signed Lease, certified resolutions of Tenant’s directors authorizing the signing and delivery of this Lease and the performance by Tenant of its obligations under this Lease.

(e)                                  No Accord. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be considered an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right to possession of the Premises shall reinstate, continue or extend the Term. Landlord may allocate payments received from Tenant to outstanding account balances of Tenant under this Lease in the manner determined by Landlord and Landlord shall not be bound by any allocations of such payments made by Tenant by notation or endorsement on checks or otherwise.

(f)                                    Broker. The leasing commissions of the Tenant’s Broker, Colliers International, and Landlord’s Broker, shall be the sole responsibility of Landlord. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including attorneys’ fees and expenses, arising out of any charge or claim for a commission or fee by any broker not named in the preceding sentence, on the basis of any agreements made or alleged to have been made by or on behalf of Tenant.

(g)                                 Force Majeure. Landlord shall not be considered in default of any of the terms, covenants and conditions of this Lease or Landlord’s part to be performed, if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant’s agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

(h)                                 No Waiver. The receipt by Landlord of any Rent with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach or any subsequent breach of this Lease by Tenant and no provision of this Lease and no breach of any provision of this Lease shall be deemed to have been waived by landlord unless such waiver be in writing signed by Landlord.

(i)                                     Captions. Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Articles or Sections.

(j)                                     Applicable Law. This Lease shall be construed in accordance with the laws of the State in which the Premises are situated.

(k)                                  Time. Time is of the essence of this Lease and the performance of all obligations under this Lease.

(l)                                     Recording. Tenant shall not record this Lease or a memorandum of this Lease in the Public Records of the County where the Premises are located.

(m)                               Severability. If any clause, phrase, provision or portion of this Lease or the application of same to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease, nor any other clause, phrase, provision or portion of this Lease, nor shall it affect the application of any clause, phrase, provision or portion of this Lease to other persons or circumstances.

(n)                                 No Light and Air Easement. The reduction or elimination of Tenant’s light, air or view will not affect Tenant’s liability under this Lease nor will it create any liability of Landlord to Tenant.

(o)                                 Joint and Several Liability. If Tenant is comprised of more than one signatory, each signatory shall be jointly and severally liable with each other signatory for payment and performance according to this Lease.

(p)                                 No Construction Against Preparer of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

(q)                                 Guarantee. In the event a guarantee is executed in connection with this Lease, said guarantee shall be deemed a part of this Lease.

31.                               Landlord Representations and Warranties.

Landlord represents and warrants to Tenant as follows: (a) Landlord has full power, authority and legal right to execute, deliver, perform and observe the provisions of this Lease; (b) Landlord’s execution, delivery, performance and observance of the provisions of this Lease will not result in breach or violation of any (1) governmental law, rule or regulation, (ii) any provision of Landlord’s organizational documents, (iii) any court order, judgment or decree, or (iv) any material agreement or instrument to which Landlord is a party; and (c) no additional consent, approval or authorization is required for Landlord to enter into, deliver or perform its obligations under this Lease.

Landlord also represents and warrants that to the best of Landlord’s knowledge, it has not received notification of any kind from any governmental agency regarding actual, potential or threatened contamination of the Property by hazardous substances.

IN WITNESS WHEREOF, the parties have signed triplicate counterparts hereof as of the date and year hereinabove set forth.

LANDLORD:		TENANT:

FIRST & YESLER, L.L.C.		OncoGenex, Inc.

By:	/s/ Tim O’Keefe	By:	/s/ Scott Cormack
	Tim O’Keefe		Scott Cormack
	Its: Manager		Its:	President

L.L.C. ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) SS.
COUNTY OF	)

On this       , day of                 , 2005, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Tim O’Keefe to me known to be the Manager of FIRST & YESLER, L.L.C., that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and limited partnerships for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

WITNESS my hand and official seal hereto fixed the day and year in this certificate above written.

(Print Name)
Notary Public in and for the State of Washington,
residing at
My Commission Expires:

ACKNOWLEDGEMENT

Province of British Columbia	)
)SS.
COUNTY OF Vancouver	)

On this 15, day of Sept., 2005, before me, the undersigned, a Notary Public in and for the Province of British Columbia, duly commissioned and sworn, personally appeared Scott Cormack to me known to be the President of OncoGenex, Inc., that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and limited partnerships for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

WITNESS my hand and official seal hereto fixed the day and year in this certificate above written.

LEONARD M. COHEN Barrister & Solicitor / Notary Public #570-999 West Broadway Vancouver, B.C. V5Z 1K5

/s/ Leonard Cohen
(Print Name)
Notary Public in and for the Province of British
Columbia, residing at
My Commission Continues as Solicitor

Witnessed as to execution only
no advice given or sought

EXHIBIT A

Floor Plans

EXHIBIT A

FOURTH FLOOR PLAN

NORTH

DEMOLITION NOTE:

THE
OLYMPIC BLOCK

ONCOGENEX

DEMOLITION PLAN

TI-2

FOURTH FLOOR PLAN

NORTH

LIGHTING CALCULATIONS:

CEILING NOTE:

CEILING KEYNOTES:

THE OLYMPIC BLOCK

101 FIRST AVENUE SOUTH
SEATTLE, WASHINGTON 98104

Marvin Stoy & Associates, LLC

ONCOGENEX

REFLECTED CEILING PLAN

TI-4

A
B
C
D
E
F
G
H
J
K
L

1 FOURTH FLOOR PLAN

NORTH

CONSTRUCTION NOTES:

CONSTRUCTION KEYNOTES:

2 LUNCH/WORK ROOM #401 - LOOKING SOUTH

3 LUNCH/WORK ROOM #401 - LOOKING WEST

THE OLYMPIC BLOCK

101 FIRST AVENUE SOUTH
SEATTLE, WASHINGTON 98104

Marvin Stein & Associates, LLC

ONCOGENEX

CONSTRUCTION PLAN

TI-3

THE
OLYMPIC BLOCK
1 NA
4 SITE PLAN
5 VICINITY MAP
6 NA
7 ABBREVIATIONS
8 SUSPENDED CEILING SUPPORT DATA
11 PARTIAL HEIGHT PARTITION DETAIL
12
13 PARTITION HEAD BRACING DETAIL
14 STANDARD TENANT PARTITION
16 CEILING PERIMETER SEISMIC DETAIL
17 HVAC AND FIRE LIFE SAFETY NOTES
19 GENERAL NOTES
20 PROJECT INFORMATION
21 ELECTRICAL / COMMUNICATIONS LEGEND
22 DOOR SCHEDULE
23 CEILING LEGEND
24 CONSTRUCTION LEGEND
25 DRAWING INDEX
Marvin Stein & Associates, LLC
ONCOGENEX
COVER SHEET & DETAILS
TI-1

EXHIBIT B

Description of Property

That portion of Lots 7 and 8, Block 5, Town of Seattle, as laid out by D.S. Maynard, commonly known as D.S. Maynard’s plat of Seattle, according to plat recorded in Volume 1 of plats, page 23, in King County, Washington, described as follows: Beginning at the intersection of the south line of said Lot 8 with the east line of First Avenue South, formerly Commercial Street, as widened pursuant to Ordinance Bo. 1106 of the City of Seattle, in Territorial District Court Case No. 7094, (said point of intersection being 9 feet east of the original southwest corner of said Lot 8); thence north along the east line of First Avenue South 90 feet; thence east at right angles west 111 feet to the point of beginning; also beginning at the southeast corner of said Lot 7; thence south in the production of the cast line of said Lot 7, a distance of 20.2 feet to the north line of King Street; thence westerly along the north line of King Street, 110.73 feet to the east line of First Avenue South; thence north along said east line of First Avenue South 19.995 feet to the south line of said Lot 8; thence east along the south line of Lots 8 and 7 to the point of beginning, the area last described including a portion of what is commonly known as the Mackintosh Strip and the portion of King Street vacated by Ordinance No. 19076 of the City of Seattle; also a strip of land 15 feet in width immediately adjacent to the above described properties to the north.

EXHIBIT C

Rules and Regulations

This Exhibit “C” is attached to and made a part of the Agreement of Lease dated Sept. 15, 2005 (the “Lease”), between FIRST & YESLER, L.L.C.(“Landlord”), (“Tenant”). Unless the context otherwise requires, the terms used in this Exhibit that are defined in the Lease shall have the same meaning as provided in the Lease.

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with governmental and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver shall not relieve such tenant from any liability to Landlord for any loss or damage occasioned as a result of such tenant’s failure to comply.

1.                                       The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, roof, halls and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant’s premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

2.                                       No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3.                                       No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building or any tenant’s premises, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4.                                       The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5.                                       There shall be no marking, painting, drilling into or defacement of the Building or any part of any tenant’s premises that is visible from public areas of the Building. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside the premises of any tenant.

6.                                       No bicycles or vehicles and no animals, birds or pets of any kind shall be brought into or kept in or about the Building or any tenant’s premises, except that this rule shall not prohibit the parking of bicycles or vehicles in areas specifically designated therefor by Landlord. No cooking or heating of food shall be done or permitted by any tenant on its premises except for food prepared in portable microwave ovens (provided that no odors are emitted). No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

7.                                       No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.

8.                                       No tenant shall make any unseemly or disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or into or down the corridors or stairs of the Building.

9.                                       No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the premises.

10.                                 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord’s approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant’s key system shall be separate from that for the rest of the Building.

11.                                 Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations of the Lease.

12.                                 No tenant shall pay for any employees on its premises, except those actually working for such tenant at the tenant’s premises.

13.                                 Landlord reserve the right to exclude form the Building at all times any person who is not known or does not properly identify himself or herself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry in the Building, and shall be liable to Landlord for all acts or omissions of such persons.

14.                                 The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purposes.

15.                                 Tenant assumes full responsibility for protecting the Premises from theft, and each tenant, before closing and leaving the Premises at any time, shall see that all doors and windows are closed and locked, and all lights turned off.

16.                                 Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

17.                                 Canvassing, soliciting and peddling in the Building and on the Property are prohibited and each tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Building manager or as Landlord otherwise requests.

18.                                 There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

19.                                 Mats, trash or other objects shall not be placed in the public corridors of the Building.

20.                                 Landlord does not maintain suite finishes which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant’s expense.

21.                                 Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, with Landlord’s approval, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at the tenant’s own expense.

22.                                 The Building directory located in the Building lobby as provided by Landlord shall be available to Tenant solely to display its name and location in the Building, which display shall be as directed by Landlord.

23.                                 Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

24.                                 Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

25.                                 No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators and on such other conditions as shall be designated by Landlord.

26.                                 Tenant shall not waste heat or air-conditioning and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant’s use.

27.                                 Landlord shall have sole power and discretion to control the quantity, size, location, and design of all tenant identification signage. No such signage shall be erected without Landlord’s written consent.

28.                                 The loading dock area is exclusively reserved for authorized traffic and Tenant shall not use same for temporary parking.

29.                                 No eating, drinking, sleeping, or loitering shall be permitted in the lobby areas.

30.                                 Landlord may from time to time alter or amend these Rules and Regulations, and Tenant shall comply with the Amended Rules and Regulations.

EXHIBIT D

TENANT IMPROVEMENT WORK AGREEMENT

BETWEEN:

FIRST & YESLER, L.L.C., having an office at 1100 Olive Way, Suite 340 Seattle, Washington, 98101

(“Landlord”)

AND:

ONCOGENEX, INC., a corporation incorporated in the State of Washington, 101 Yesler Way Seattle, Washington, 98104

(the “Tenant”)

WHEREAS:

The Landlord and Tenant has entered into an Agreement of Lease dated September 15, 2005 whereby interior Improvements to the Premises are to be constructed by the Landlord (all terms are defined in the Agreement of Lease).

THE PARTIES AGREE TO THE FOLLOWING:

1.                                       The Landlord agrees to build the Improvements to the Premises in accordance with the architectural and construction drawings attached as Exhibit A, including the conference room core drill, at its sole cost and expense.

2.                                       The Landlord will provide, at its sole cost and expense, the following finishes, each of which have been agreed to by the Tenant:

(a)                                  Carpet:  Patcraft, PDQ Vol. II Book II/Style – 10060/Colour – 60102 spiral;

(b)                                 Base:  Roppe, P109 Green Beige (TP 7P109);

(c)                                  VCT:  Armstrong Standard Excelon (Imperial Texture), 51901 Taupe, 57916 Dutch Delft;

(d)                                 Plastic Laminate:  Nevamar, Charcoal Fusion Textured FN 6001T (countertops) Wilsonart, 4637-60 Monterey Haze (vertical surfaces;

(e)                                  Dimmer lights installed in the conference room, together with building standard blinds; and

(f)                                    Locks:  new lock installed on front door and individual office locks sharing a uniform key.

3.                                       The Tenant will be responsible for providing, at its sole cost and expense: furniture for use as a reception desk, phone and data cabling and any appliances to be installed in the kitchen; after the Improvements have been made to the satisfaction of the Tenant.

SIGNED BY THE PARTIES AS AN AGREEMENT on the 15th day of September, 2005.

FIRST & YESLER, L.L.C.

/s/ Tim O’Keefe
Authorized Signatory

Tim O’Keefe, MGR
Please print Name and Title of Signatory

ONCOGENEX, INC.

/s/ Scott Cormack
Authorized Signatory

Scott Cormack, President
Please print Name and Title of Signatory

EXHIBIT E

Tenant Estoppel Certificate

DO NOT SIGN - SAMPLE ONLY

TO:

RE:	Property Address:
Lease Date:
	Between:	, Landlord
	and	, Tenant
Rentable Area Leased:
Suite No:
Floor:

The undersigned, Tenant under the above-referenced lease (“Lease”), certifies to                                                                      , the following:

1.                                       The above-described Lease has not been canceled, modified, assigned, extended, or amended except as follows:                                                                                                                                                                            .

2.                                       There is no prepaid rent, except $                          and the amount of security deposit is $                           .

3.                                       We took possession of the Premises on                  and commenced (or will commence) to pay Rent on                        in the amount of $                      Rent was last paid on               , 20  , and has been paid through

4.                                       The Lease terminates on                                                 and we have the following renewal option(s)

5.                                       All work to be performed for us under the Lease has been performed as required and has been accepted by us, except

6.                                       The Lease is:

(a)                                  in full force and effect;

(b)                                 free from default; and

(c)                                  we have no claims against the Landlord or offsets against Rent.

7.                                       The undersigned has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the Rent secured therein other than to you, except,

8.                                       That the Premises as let are being used for the purpose as described in the Lease.

If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under (his) (her) name.

In any event, the undersigned individual(s) (is) (are) duly authorized to execute this certificate.

DATED this         day of                          , 20    .

TENANT:

By:

Its:

AMENDMENT TO LEASE

THIS AGREEMENT is entered into on this 16th day of September, 2005, by and between FIRST & YESLER, L.L.C. (“Landlord”), and OncoGenex, Inc., (“Tenant”) and provides for the amendment of that certain lease dated 9-15, 2005, between FIRST & YESLER, L.L.C. (“Landlord”), and Onco Genex, Inc., (“Tenant”)

RECITALS

A)          FIRST & YESLER, L.L.C. known as “Owner” and OncoGenex, Inc. known as “Tenant”

B)            Landlord and Tenant wish to amend the Lease to provide Tenant with an Expansion Option.

C)            Except as modified by this Amendment, Landlord and Tenant hereby wish to reconfirm and reaffirm its continuation in full force and effect.

AGREEMENT

1)              Landlord and Tenant hereby agree as follows:

Expansion Option: Tenant shall have first right of opportunity to Lease adjacent space to the SOUTH of the premises, Suite 401, 2,842 sf. Tenant shall have three (3) business days from receipt of notice and shall be at the terms and conditions of the proposed new Tenants Lease but CO TERMINUS unless it is after 12 months of Tenants start date, approximately September 2006. If it is after 12 months from the commencement of Tenant’s lease then the term shall run as proposed in the new tenants lease.

All terms and conditions of the lease dated 9-15-05 not expressly modified by this amendment shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant hereto have executed this Amendment to the lease on the day first above written.

LANDLORD:		TENANT:

FIRST & YESLER, L.L.C.		OncoGenex, Inc.

By:	/s/ Tim O’Keefe	By:	/s/ Scott Cormack
	Tim O’Keefe		Scott Cormack
	Its: Manager		Its: President